UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 9, 2007

Date of Report (Date of earliest event reported)

iBASIS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-27127	04-3332534
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

20 Second Avenue, Burlington, MA 01803

(Address of Principal Executive Offices) (Zip Code)

(781) 505-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01            Changes in Registrant’s Certifying Accountant.

(a)  On October 1, 2007, iBasis, Inc. (“iBasis”) completed the transactions contemplated by the Share Purchase and Sale Agreement dated June 21, 2006, as amended (the “Share Purchase Agreement”) with KPN B.V. (“KPN”).  Pursuant to the Share Purchase Agreement, iBasis acquired all the issued and outstanding shares of two subsidiaries of KPN and received $55,000,000 in cash from KPN in return for issuing to KPN shares of our common stock representing 51% of the issued and outstanding shares of common stock on a fully-diluted basis.  The two entities which iBasis acquired from KPN consist of KPN Global Carrier Services B.V., a wholly-owned subsidiary of KPN, and KPN International Network Services Inc., an indirect wholly-owned subsidiary of KPN, which, together, previously encompassed KPN’s international wholesale voice business (collectively “KGCS”).  The transaction has been treated as a “reverse acquisition” for accounting purposes and as such, the historical financial statements of the accounting acquirer, KGCS, became the historical financial statements of iBasis. Because KGCS’s independent registered public accounting firm, PricewaterhouseCoopers (“PwC”), was different from iBasis’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), on October 9, 2007, the Company informed Deloitte of its dismissal as iBasis’s principal accountants for the fiscal year ending December 31, 2007.  iBasis’s decision to change principal accountants was approved by the Audit Committee of the Board of Directors of iBasis.

The audit reports of Deloitte on iBasis’s consolidated financial statements as of and for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through October 9, 2007, there were no (i) “disagreements,” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to this Item 4.01, with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference in connection with their opinion to the subject matter of the disagreements, or (ii) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

A letter from Deloitte to the Securities and Exchange Commission is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)  On October 15, 2007, iBasis engaged PricewaterhouseCoopers (“PwC”) to serve as iBasis’s independent registered public accounting firm to audit iBasis’s consolidated financial statements for the fiscal year ending December 31, 2007.

During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through October 15, 2007, neither iBasis (nor someone on its behalf)

consulted PwC regarding (i) either, the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on iBasis’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 7.01            Regulation FD

As a result of the dismissal of Deloitte described in Item 4.01 above, iBasis anticipates that PwC will be engaged to review its financial results for the third quarter and year to date period ended September 30, 2007.  However, such engagement is contingent on PwC completing its own internal independence review for the nine months ended September 30, 2007 in order to enable the Company to conclude PwC is independent within the meaning of Securities and Exchange Commission rules.  As a consequence, iBasis expects that the release of its press release discussing its financial result for the third quarter ended September 30, 2007 will be delayed.  iBasis will release its financial results of the third quarter as soon as possible following completion of the required review.

Item 9.01.         Statements and Exhibits.

(d) Exhibits.

16.1                           Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated October 15, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007

iBASIS, INC.

By: /s/ Mark S. Flynn
Mark S. Flynn
Chief Legal Officer &
Corporate Secretary